EXHIBIT 10.7

                                     FORM OF
                        LOAN PORTFOLIO PURCHASE AGREEMENT

                                 by and between

                            BT COMMERCIAL CORPORATION

                                       and

                           GOSS GRAPHIC SYSTEMS, INC.

                          Dated as of October __, 1996

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                                TABLE OF CONTENTS

                                                                        Page

1.     DEFINITIONS....................................................... 1
       1.1   Defined Terms............................................... 1
       1.2   Accounting Terms and Determinations......................... 4
       1.3   Other Terms................................................. 4

2.     PURCHASE AND SALE OF ASSETS....................................... 4
       2.1   Agreement to Sell and Purchase.............................. 4
       2.2   Purchase Price.............................................  5
       2.3   No Assumption of Liabilities................................ 6

 3.    REPRESENTATIONS AND WARRANTIES BY SELLER.........................  6
       3.1   Organization, Standing and Qualification...................  6
       3.2   Power and Authority to Conduct Business....................  7
       3.3   Execution, Delivery and Performance of Agreement...........  7
       3.4   Authority; Right to Sell Purchased Loans...................  7
       3.5   Valid and Binding Obligation...............................  7
       3.6   Litigation.................................................  7
       3.7   Title to Properties........................................  7
       3.8   Lien Priority..............................................  8
       3.9   No Setoffs or Defenses.....................................  8
       3.10  Insurance..................................................  8
       3.11  Records....................................................  8
       3.12  Accounting for Purchased Loans.............................  8
       3.13  Purchased Loans - Compliance with Applicable Law...........  8
       3.14  Purchased Loans - Performance by Rockwell and RGS..........  9
       3.15  Purchased Loans - Absence of Defaults......................  9
       3.16  Purchased Loans - Absence of Disputes......................  9
       3.18  Bulk Sales.................................................  9
       3.19  Disclosure.................................................  9

 4.    REPRESENTATIONS AND WARRANTIES BY PURCHASER......................  9
       4.1   Organization, Standing and Qualification................... 10
       4.2   Execution, Delivery and Performance of Agreement........... 10
       4.3   Authority.................................................. 10
       4.4   Valid and Binding Obligation............................... 10

 5.    COVENANTS OF SELLER.............................................. 10
       5.1   General.................................................... 10
       5.2   Conduct in Ordinary Course................................. 10
       5.3   Notice of Change........................................... 11


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                                                                       Page

       5.4   Access to Information and Documents........................ 11
       5.5   Corporate Resolutions...................................... 11
       5.6   Put Right.................................................. 11
       5.7   Costs and Expenses......................................... 11
       5.8   NYDN Purchase Agreement.................................... 12

 6.    COVENANTS OF PURCHASER........................................... 12
       6.1   General.................................................... 12
       6.2   Notice of Change........................................... 12
       6.3   Corporate Resolutions...................................... 12

 7.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER............. 12
       7.1   Representations and Warranties............................. 12
       7.2   Covenants.................................................. 13
       7.3   Closing Date............................................... 13
       7.4   No Material Adverse Change................................. 13
       7.5   Absence of Changes or Events............................... 13
       7.6   No Market Impairment....................................... 13
       7.7   Terms of Transactions...................................... 13
       7.8   Delivery of Documents...................................... 13
       7.9   Opinion of Counsel......................................... 13
       7.10  Consents................................................... 14
       7.11  Litigation................................................. 14
       7.12  Due Diligence Investigation................................ 14
       7.13  Service and Remarketing Agreement.......................... 14
       7.14  Seller Hersant Guaranty.................................... 14
       7.15  Seller Principal Guaranty.................................. 14
       7.16  Seller Principal Letter of Credit.......................... 14
       7.17  Seller Interest Guaranty................................... 14
       7.18  Seller Interest Letter of Credit........................... 15
       7.19  Rockwell Guaranty.......................................... 15
       7.20  Payment of Fees and Expenses............................... 15
       7.21  Consummation of Acquisition of RGS......................... 15

 8.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER................ 15
       8.1   Representations and Warranties............................. 15
       8.2   Covenants.................................................. 15
       8.3   Litigation................................................. 15
       8.4   Consents................................................... 16
       8.5   Consummation of Acquisition of RGS......................... 16

 9.    CLOSING.......................................................... 16


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                                                                       Page

       9.1   Closing; Closing Date...................................... 16
       9.2   Deliveries by Seller at Closing............................ 16
       9.3   Purchaser's Deliveries at Closing.......................... 17

10.   ADDITIONAL COMMITMENTS............................................ 17
      10.1  General..................................................... 17
      10.2  Notices to Debtors.......................................... 17
      10.3  Payments Received by Seller................................. 17
      10.4  Communications Received by Seller........................... 17

11.   INDEMNIFICATION................................................... 18
      11.1  Survival of Representations and Warranties.................. 18
      11.2  Indemnification of Purchaser by Seller...................... 18
      11.3  Matters Involving Third Parties............................. 18
      11.4  Indemnification Sole Remedy................................. 19
      11.5  Certain Limitations......................................... 20

12.   GENERAL PROVISIONS................................................ 20
      12.1  Notices..................................................... 20
      12.2  Integration: Amendment...................................... 21
      12.3  Waiver...................................................... 21
      12.4  Binding Effect of Agreement................................. 21
      12.5  Headings.................................................... 22
      12.6  Counterparts................................................ 22
      12.7  Public Announcements........................................ 22
      12.8  Governing Law............................................... 22
      12.9  SUBMISSION TO JURISDICTION.................................. 22
      12.10 JURY TRIAL.................................................. 22
      12.11 Delays...................................................... 22
      12.12 Severability................................................ 22


SIGNATURE PAGE ......................................................... 22


EXHIBITS

 EXHIBIT 7.9         Form of Opinion of Counsel
 EXHIBIT 7.14        Form of Seller Hersant Guaranty
 EXHIBIT 7.15        Form of Seller Principal Guaranty
 EXHIBIT 7.17        Form of Seller Interest Guaranty
 EXHIBIT 7.19        Form of Rockwell Guaranty
 EXHIBIT 9.2(a)      Form of Bill of Sale
 EXHIBIT 10.2        Form of Notice of Assignment


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SCHEDULES

 SCHEDULE 2.1(a)     Purchased Loans
 SCHEDULE 2.1(b)     Purchased Equipment
 SCHEDULE 3.6        Litigation Involving Purchased Assets
 SCHEDULE 3.8        Liens
 SCHEDULE 3.9        Setoffs and Defenses
 SCHEDULE 3.14       Purchased Loans Performance Exceptions
 SCHEDULE 3.15       Purchased Loan Defaults
 SCHEDULE 3.16       Purchased Loan Disputes


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                        LOAN PORTFOLIO PURCHASE AGREEMENT

          This Loan Portfolio Purchase Agreement ("Agreement") is made and entered into as of October __ , 1996, by and between BT Commercial Corporation, a Delaware corporation ("Purchaser"), and Goss Graphic Systems, Inc., a Delaware corporation ("Seller").

                                    Recitals

          WHEREAS, in connection with the sale of the stock and/or assets of the Rockwell Graphic Systems business unit ("RGS") of Rockwell International Corporation, a Delaware corporation ("Rockwell"), to Seller, Seller wishes to effect a sale of a portfolio of loans of RGS, and associated instruments, agreements, documents and collateral, all as more particularly described below, arising from the sale of printing and like equipment in the conduct of RGS' business.

          WHEREAS, Seller desires to sell and Purchaser desires to purchase such loans and certain other related assets of Seller.

          WHEREAS, Purchaser, Seller and Rockwell desire to effect such purchase and such sale on the terms and subject to the conditions contained herein.

          NOW, THEREFORE, for good and valuable consideration, the receipt and the adequacy of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

     1. DEFINITIONS

          1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

               "Agreement" has the meaning assigned in the introductory paragraph hereto.

               "Closing" shall mean the consummation and effectiveness of the purchase and sale of the Purchased Assets upon satisfaction of the conditions set forth in Section 9 of this Agreement.

               "Commitment Letter" has the meaning assigned in Section 5.7 of this Agreement.


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               "Damages" has the meaning assigned in Section 11.2 of this
Agreement.

               "GAAP" means generally accepted accounting principles in the United States as in effect from time to time.

               "Hersant Affiliates" means Robert Hersant, the estate of Robert Hersant and any other successors, assigns or heirs of Robert Hersant, Socpresse, S.A., Serpo, Presse Ocean, and any affiliates of any of the foregoing.

               "Hersant Loans" has the meaning assigned in Section 7.14 of this Agreement.

               "Indemnified Party" has the meaning assigned in Section 11.2 of this Agreement.

               "Indemnifying Party" has the meaning assigned in Section 11.3(a) of this Agreement.

               "Liability" has the meaning assigned in Section 2.3 of this Agreement.

               "Maintenance Services" has the meaning assigned in the Service and Remarketing Agreement.

               "Non-Performing Purchased Loans" means those Purchased Loans reflected as such on the Records as maintained by RGS; i.e. those Purchased Loans as to which any payment of principal, interest or other amounts payable with respect thereto by the obligors is 90 days or more past due.

               "NYDN Agreement" means the Sales and Purchase Agreement pursuant to which the NYDN Loans were created.

               "NYDN Interest" has the meaning assigned in Section 7.17 of this Agreement.

               "NYDN Loan" means the Purchased Loan the obligor with respect to which is Daily News, L.P.

               "NYDN Termination Date" means the earlier of (I) the occurrence of Completion (as defined in the NYDN Agreement) on or before April 15, 1997 (as the same may be extended due to Force Majeure (as defined in the NYDN Agreement)), or (II) June 30, 1997.


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               "Portugal Equipment" has the meaning assigned in Section 5.6 of this Agreement.

               "Portugal Put Price" has the meaning assigned in Section 5.6 of this Agreement.

               "Portugal Put Right" has the meaning assigned in Section 5.6 of this Agreement.

               "Portugal Loans" has the meaning assigned in Section 5.6 of this Agreement.

               "Purchase Price" has the meaning assigned in Section 2.2 of this Agreement.

               "Purchased Assets" has the meaning assigned in Section 2.1 of this Agreement.

               "Purchased Loans" has the meaning assigned in Section 2.1(a) of this Agreement.

               "Purchased Equipment" has the meaning assigned in Section 2.1(b) of this Agreement.

               "Purchaser" has the meaning assigned in the introductory paragraph hereto.

               "Records" has the meaning assigned in Section 2.1(d) of this Agreement.

               "Remarketing Services" has the meaning assigned in the Service and Remarketing Agreement.

               "RGS" has the meaning assigned in the recitals to this Agreement.

               "Rockwell" has the meaning assigned in the introductory paragraph hereto.

               "Rockwell Agreement" means that certain Agreement Regarding Loan Portfolio, dated as of even date herewith, entered into between Purchaser and Rockwell.

               "Rockwell Guaranty" has the meaning assigned in Section 7.19 of this Agreement.


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               "Seller" has the meaning assigned in the introductory paragraph hereto.

               "Seller Hersant Guaranty" has the meaning assigned in Section
7.14 of this Agreement.

               "Seller Interest Guaranty" has the meaning assigned in Section
7.17 of this Agreement.

               "Seller Interest Letter of Credit" has the meaning assigned in
Section 7.18 of this Agreement.

               "Seller Principal Guaranty" has the meaning assigned in Section
7.15 of this Agreement.

               "Seller Principal Letter of Credit" has the meaning assigned in
Section 7.16 of this Agreement.

               "Service and Remarketing Agreement" has the meaning assigned in
Section 7.13 of this Agreement.

               "Sunny" has the meaning assigned in Section 7.15 of this Agreement.

               "Sunny Interest" has the meaning assigned in Section 7.17 of this Agreement.

               "Sunny Loans" has the meaning assigned in Section 7.15 of this Agreement.

               "Third Party Claim" has the meaning assigned in Section 11.3(a) of this Agreement.

          1.2 Accounting Terms and Determinations. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed in accordance with GAAP, applied on a consistent basis in all material respects.

          1.3 Other Terms. Each of the words "hereof," "herein," and "hereunder" refer to this Agreement as a whole. References to Sections, Schedules and Exhibits are internal references to this Agreement and to its attachments, unless otherwise specified.

     2. PURCHASE AND SALE OF ASSETS


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          2.1 Agreement to Sell and Purchase. On the terms and subject to the conditions contained herein, Seller shall sell, transfer, convey, assign and deliver to Purchaser, and Purchaser shall purchase, at the Closing, the following assets of Seller (collectively, the "Purchased Assets"), it being the intention of Seller and Purchaser that Purchaser acquire the Purchased Assets and all incidents of ownership, subject to the terms of this Agreement:

               (a) Purchased Loans. All of the loans, purchase contracts, sales contracts, and associated guaranties, instruments, agreements and documents (but excluding any currency hedge agreements, interest rate swap agreements or like contracts or agreements, including, without limitation, the currency hedge agreements entered into by RGS or Rockwell in connection with the loan transactions the obligors with respect to which are any of the Hersant Affiliates) arising from the sale of printing and like equipment and outstanding as of February 29, 1996, together with such additional loans entered into by RGS with the prior consent of Purchaser from March 1, 1996 through and including the close of business on the day preceding the Closing, and together with all rights to accrued interest (irrespective of when accrued), all as listed, or respecting the transactions referenced, on Schedule 2.1(a) (collectively, the "Purchased Loans");

               (b) Equipment. All right, title and interest of Seller in and to the equipment the sale of which was financed by Purchased Loans and/or is collateral security for Purchased Loans, together with all other collateral security for the Purchased Loans, and together with all equipment and other collateral security acquired or repossessed by or on behalf of Rockwell or RGS between March 1, 1996 and the Closing and owned or held by Seller at the Closing, and together with the computer hardware employed by RGS in the administration of the Purchased Loans prior to the Closing, all as described on Schedule 2.1(b) (collectively, the "Purchased Equipment");

               (c) Other Intangible Personal Property. All other intangible personal property of Seller respecting or associated with the Purchased Loans or the Purchased Equipment, including, without limitation, choses in action, claims, judgments, and other rights against all obligors, including guarantors and other third parties, obligated under or with respect to any of the Purchased Loans, and RGS' and Seller's rights as licensees with respect to the computer software employed by RGS prior to the Closing in the administration of the Purchased Loans; and

               (d) Records. All books, correspondence, files, lists, records, reports, studies and other printed, written, electronic or other materials and information of Seller solely relating to or constituting material information respecting the Purchased Assets ("Records").


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

          2.2 Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Purchased Assets by Seller to Purchaser, Purchaser shall pay Seller the amount (the "Purchase Price") calculated as:

               (a) $163,682,460 (or such other amount as may be mutually agreed upon by Rockwell, Seller and Purchaser to take into account any increases or decreases in the principal amount of any Purchased Loan effected through a restructuring of such Purchased Loan by RGS between March 1, 1996 and the Closing (other than the restructuring of the Purchased Loans the obligor with respect to which is Gowe, Inc.), and any of such restructuring shall be effected only with the prior consent of Purchaser; plus

               (b) the principal amount of all additional loans entered into with the prior consent of Purchaser from March 1, 1996 through and including the close of business on the day preceding the Closing; plus

               (c) the amount of all accrued and unpaid interest exclusive of accrued interest on any of the Non-Performing Purchased Loans; minus

               (d) all reductions in the aggregate unpaid principal balance of the Purchased Loans from March 1, 1996 through and including the Closing, whether resulting from the receipt of regularly scheduled installments of principal on the Purchased Loans, partial installments of principal on the Purchased Loans or partial or full prepayment (whether the prepayment is the result of the liquidation of the collateral securing the Purchased Loans or otherwise).

The Purchase Price shall be calculated as of the close of business on the business day immediately preceding the Closing.

          2.3 No Assumption of Liabilities. Purchaser is not assuming any Liability (as hereinafter defined) of Seller other than the obligation of Seller under the loan documents relating to the Purchased Loans to respect the right of the obligors thereunder to quiet enjoyment of the printing equipment the acquisition of which was financed by the Purchased Loans.

          As used herein, the term "Liability" means any liability (whether known or unknown, whether or nor asserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due).

     3. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller represents and warrants to Purchaser as follows:


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

          3.1 Organization, Standing and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is not required to be qualified as a foreign corporation in any state where the failure to be so qualified would individually or in the aggregate have a material adverse effect on the financial condition, results of operations or business of Seller.

          3.2 Power and Authority to Conduct Business. Seller has all requisite corporate power and authority, and is entitled, to conduct its business and to own and to lease its assets.

          3.3 Execution, Delivery and Performance of Agreement. None of the execution, the delivery and the performance of this Agreement by Seller will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any claim, lien or encumbrance pursuant to, (a) the certificate of incorporation or the bylaws of Seller, (b) any agreement to which the Seller is a party or by which the Seller or, to Seller's knowledge, any of the Purchased Assets are bound, (c) any law or any regulation by which the Seller or, to Seller's knowledge, any of the Purchased Assets are bound, (d) any decree, injunction, judgment or order by which the Seller or, to Seller's knowledge, any of the Purchased Assets are bound, or (e) any other governmental restriction by which Seller or, to Seller's knowledge, the Purchased Assets are bound, except for such violations, conflicts, breaches, defaults, claims, liens, or encumbrances which individually or in the aggregate would not reasonably be likely to materially and adversely affect the Purchased Assets or the Purchaser's rights and benefits with respect thereto. Seller is not required to provide any notice to, or make any filing with, or to obtain the approval or the consent of any government or any governmental agency with respect to the Seller's execution, delivery and performance of this Agreement and the other agreements, instruments and transactions contemplated hereby.

          3.4 Authority; Right to Sell Purchased Loans. Seller has the full right, power and authority to execute and to deliver this Agreement and to perform its obligations hereunder and all corporate proceedings required to be taken to duly authorize the execution, delivery and performance of this Agreement by Seller have been or will be properly taken.

          3.5 Valid and Binding Obligation. Each of this Agreement and the other documents to be executed and delivered by Seller in connection herewith constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

          3.6 Litigation. To Seller's knowledge, except as set forth on
Schedule 3.6, there is no action or proceeding relating to the Purchased Assets or the transactions


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

contemplated by this Agreement which would individually or in the aggregate be reasonably likely to materially and adversely affect the Purchased Assets or the Purchaser's rights and benefits with respect thereto.

          3.7 Title to Properties. Seller has good and marketable title to all of the Purchased Assets, except for such defects which, individually or in the aggregate, would not reasonably be likely to materially and adversely affect the Purchased Assets or the Purchaser's rights and benefits with respect thereto. The instruments and the documents relating to the Purchased Loans were purchased by Seller from Rockwell and RGS. To Seller's knowledge, each of the Purchased Loans is valid, genuine, and enforceable in accordance with its terms against the obligor thereunder, bears the authentic signature of the obligor thereunder, and is in the possession of Seller or Seller's bailee. Upon consummation of the transactions contemplated hereby, none of the Purchased Assets will be subject to any claim, lien or encumbrance and Purchaser will acquire all of the right, title and interest of Seller in and to the Purchased Loans, except for such claims, liens or encumbrances which, individually or in the aggregate, would not reasonably be likely to materially and adversely affect the Purchased Assets or the Purchaser's rights and benefits with respect thereto.

          3.8 Lien Priority. To Seller's knowledge, except as set forth on
Schedule 3.8, the security interest and lien securing each Purchased Loan is a valid and subsisting first lien on the collateral described in the associated loan documents and such collateral security is free and clear of all encumbrances and liens having priority over the first lien and security interest securing such Purchased Loan.

          3.9 No Setoffs or Defenses. To Seller's knowledge, except as set forth on Schedule 3.9, none of the Purchased Loans is subject to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

          3.10 Insurance. To Seller's knowledge, the collateral security for each Purchased Loan is insured against loss and damage by fire and such other hazards as is customary and prudent based upon industry standard practices. To Seller's knowledge, RGS and its successors and assigns are named as loss-payees under a lender's form loss-payable endorsement under each such policy of insurance.

          3.11 Records. To Seller's knowledge, the Records accurately and completely reflect in all material respects the documents relating to each Purchased Loan, including the complete and accurate locations and descriptions of the Purchased Equipment and any notices, amendments and defaults. To Seller's knowledge, the principal balances, accrued and unpaid interest, and the current and future payment obligations of obligors under the Purchased Loans are accurately reflected in the Records. To Seller's knowledge, except as reflected in the Records relating to the Purchased Loans, none of the Purchased Loans has been altered, amended, modified or terminated.


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

          3.12 Accounting for Purchased Loans. To Seller's knowledge, the Records accurately and completely reflect in all material respects the payment history and present balances of unpaid principal and interest receivable as to each Purchased Loan.

          3.13 Purchased Loans - Compliance with Applicable Law. To Seller's knowledge, none of the Purchased Loans constitutes a consumer credit or a consumer loan within the meaning of the federal Truth-in-Lending Act or any state consumer credit statute or regulation and, to Seller's knowledge, all of the Purchased Loans were made in compliance in all material respects with all applicable federal, state, local, and foreign laws and regulations.

          3.14 Purchased Loans - Performance by Rockwell and RGS. To Seller's knowledge, except as set forth on Schedule 3.14, Rockwell and RGS have timely and fully performed all of their obligations in connection with the Purchased Loans. To Seller's knowledge, all costs, expenses and fees incurred in making, creating, filing and/or recording the Purchased Loans have been paid.

          3.15 Purchased Loans - Absence of Defaults. To Seller's knowledge, except as set forth in Schedule 3.15, no payment defaults have occurred with respect to any Purchased Loan.

          3.16 Purchased Loans - Absence of Disputes. To Seller's knowledge, except as set forth in Schedule 3.16, none of the obligors on the Purchased Loans have notified Rockwell or RGS of any disputes with respect to any of the Purchased Loans, including, without limitation, any claim of offset or defense to its obligations and such Purchased Loan. To Seller's knowledge, except as set forth in Schedule 3.16, Seller has no knowledge of any event which could result in such a dispute.

          3.17 Payment and Disclosure of all Excise, Use, Sales and Other Taxes. To Seller's knowledge, all excise, use, sales and other taxes, charges, fees and the like obligations respecting the Purchased Assets have been paid through the Closing and Seller has delivered or caused to be delivered to Purchaser an accounting of all such items, including a list of all such items as are payable on a recurring basis and will be payable after the Closing.

          3.18 Bulk Sales. The transactions contemplated by this Agreement are not subject to compliance with the bulk sales provisions of the Uniform Commercial Code as in effect in any jurisdiction.

          3.19 Disclosure. No representation or warranty by Seller contained herein nor information furnished or to be furnished by Seller in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made. The foregoing representation


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and warranty set forth in this Section 3.19 is qualified as made to the Seller's knowledge to the extent, but only to the extent, that the representations and warranties set forth in this Agreement are expressly qualified as being made subject to the Seller's knowledge.

     4. REPRESENTATIONS AND WARRANTIES BY PURCHASER. Purchaser represents and warrants to Seller and Rockwell as follows:

          4.1 Organization, Standing and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation under the laws of the State of California.

          4.2 Execution, Delivery and Performance of Agreement. None of the execution, the delivery and the performance of this Agreement by Purchaser will conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any claim, any lien or any encumbrance pursuant to,
(a) the certificate of incorporation or the bylaws of Purchaser, (b) any agreement to which the Purchaser is a party or by which the Purchaser is bound,
(c) any law or any regulation by which the Purchaser is bound, (d) any decree, injunction, judgment or order by which the Purchaser is bound, or (e) any other governmental restriction by which Purchaser is bound. Purchaser is not required to provide any notice to, or make any filing with, or to obtain the approval or the consent of any government or any governmental agency with respect to the Purchaser's execution, delivery and performance of this Agreement and the other agreements, instruments and transactions contemplated hereby.

          4.3 Authority. Purchaser has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all corporate proceedings required to be taken to duly authorize the execution, delivery and performance of this Agreement by Purchaser have been properly taken.

          4.4 Valid and Binding Obligation. Each of this Agreement and the other documents to be executed and delivered by Purchaser in connection herewith constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally, and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.


     5. COVENANTS OF SELLER. Seller covenants and agrees as follows:

          5.1 General. Seller shall take all such actions and do all things as may be reasonably appropriate or advisable: (i) to assure that the representations and the warranties of Seller set forth herein will be accurate and complete as of the Closing and that all covenants and conditions precedent of Seller set forth in this Agreement which are required to be performed by it at or prior to the Closing shall have been performed at or prior to the Closing as provided in this Agreement; and
(ii) to consummate and make effective the transactions contemplated by this Agreement.

          5.2 Conduct in Ordinary Course. Seller shall confirm that prior to the Closing, Rockwell and RGS: (a) conduct the business of RGS only in the ordinary course of business and consistent with prior custom and practice and shall not make any loan without the prior consent of Purchaser; (b) keep available to Purchaser the services of the officers, the employees and the agents of RGS reasonably necessary to effect the transactions contemplated hereby; and (c) use reasonable efforts to cooperate with Purchaser and assist Purchaser in obtaining the consent of any party where the consent of such party is deemed necessary by Purchaser by reason of the transactions contemplated hereby.

          5.3 Notice of Change. Seller, upon obtaining actual knowledge, shall provide Purchaser prompt written notice of any material change in any of the information contained in any representation and any warranty by Seller hereunder which occurs prior to the Closing.

          5.4 Access to Information and Documents. Upon reasonable notice and during regular business hours, Seller will give Purchaser and its representatives full access to its personnel and all Records, any other books and records relating to any of the Purchased Assets, and such other information with respect to the Purchased Assets as Purchaser may from time to time reasonably request, other than items withheld because of terms of confidentiality agreements; provided, however, that access to such books, records, documents and other information shall not unreasonably interfere with the normal operations of Seller and its subsidiaries and affiliates.

          5.5 Corporate Resolutions. At or prior to the Closing, Seller will deliver to Purchaser a copy of the corporate resolutions of Seller approving the execution and the delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Seller.

          5.6 Put Right. Seller hereby agrees that with respect to the Purchased Equipment (the "Portugal Equipment") securing the Purchased Loans the obligor with respect to which is Mirandela Artes Grafias S.A. (the "Portugal Loans"), Purchaser may, after foreclosure upon the Portugal Equipment by Purchaser at any time after the Closing and after ten (10) days prior written notice by Purchaser to Seller, put to Seller for purchase by Seller (the "Portugal Put Right") the Portugal Equipment for a purchase price equal to $4,000,000 (the "Portugal Put Price"). Seller shall then have the right to sell and otherwise remarket the Portugal Equipment, and in any event shall pay to Purchaser in immediately available funds the full amount of the Portugal Put Price on the earlier of (i) the sale or other remarketing of the Portugal Equipment or any portion thereof, and (ii) the first anniversary of the exercise by Purchaser of the Portugal Put Right irrespective of whether Seller has succeeded in selling or remarketing the Portugal Equipment. In connection with the exercise of the Portugal Put Right, Purchaser shall execute and deliver to Seller such bills of sale, assignments and other sale and conveyancing instruments as Seller may reasonably request to effect the transfer of title to Seller of the Portugal Equipment.

          5.7 Costs and Expenses. At or prior to the Closing, Seller shall reimburse Purchaser for all reasonable costs and expenses including, without limitation, (i) the fees, disbursements and other reasonable charges of attorneys and paralegals, (ii) reasonable out-of-pocket expenses of Purchaser's personnel, (iii) other legal, appraisal, valuation, title, audit, consulting, search and filing fees, all as incurred by Purchaser or any of its affiliates in connection with (x) the negotiation, preparation, review, execution, delivery, collection and enforcement of the commitment letter and the term sheet dated April 29, 1996 issued by Purchaser with reference hereto (the "Commitment Letter"), the Service and Remarketing Agreement, and this Agreement, and (y) the completion of Purchaser's verification of the existence of the Purchased Equipment securing the Purchased Loans.

          5.8 NYDN Purchase Agreement. Seller agrees that from and after the Closing, the NYDN Agreement and the related agreements, to the extent Seller has assumed or otherwise become obligated or entitled to rights and benefits thereunder, shall not be amended or modified in any respect material to the rights, benefits and obligations, including contingent rights and liabilities, of Purchaser without Purchaser's prior written consent.

     6. COVENANTS OF PURCHASER. Purchaser covenants and agrees as follows:

          6.1 General. Purchaser shall take all such actions and do all things as may be reasonably appropriate or desirable: (i) to assure that the representations and the warranties of Purchaser set forth herein will be accurate and complete as of the Closing and that all covenants of Purchaser set forth in this Agreement which are required to be performed by it at or prior to the Closing shall have been performed at or prior to the Closing as provided in this Agreement; and (ii) to consummate and make effective the transactions contemplated by this Agreement.

          6.2 Notice of Change. Purchaser, upon obtaining actual knowledge, shall provide Seller and Rockwell prompt written notice of any material change in any of the information contained in any representation and any warranty of Purchaser contained herein which occurs prior to the Closing.

          6.3 Corporate Resolutions. At or prior to the Closing, Purchaser will deliver to Seller a copy of the corporate resolutions of Purchaser approving the execution and the delivery of this Agreement and the consummation of all of the transactions contemplated hereby, duly certified by an officer of Purchaser.

     7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER. The obligation of Purchaser hereunder to purchase the Purchased Assets is subject to the fulfillment of each of the following conditions at or prior to the Closing:

          7.1 Representations and Warranties. All representations and all warranties of Seller herein, of Rockwell under the Rockwell Agreement, or of Seller or Rockwell in any document executed and delivered in connection herewith or therewith shall be accurate and correct in all material respects on and as of the Closing with the same force and effect as though all such representations and warranties had been made on and as of such date, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, which need be true and correct only as of such date, and (ii) for the effect of any activities or transactions which are contemplated by this Agreement or the Rockwell Agreement.

          7.2 Covenants. All covenants and all other obligations required by this Agreement or the Rockwell Agreement to be performed by Seller or Rockwell at or before the Closing shall have been duly and properly performed in all material respects.

          7.3 Closing Date. The Closing shall have occurred on or before October 15, 1996.

          7.4 No Material Adverse Change. There shall not have occurred a change, which the Purchaser reasonably believes to be material and adverse, in the financial condition or performance of the Purchased Assets from March 1, 1996 to the Closing.

          7.5 Absence of Changes or Events. Since February 29, 1996, the business of RGS shall have been conducted only in the ordinary course of business and in accordance with prior custom and practice and RGS shall not have instituted, settled or agreed to settle any action or any proceeding before any court or governmental agency relating in any material respect to the Purchased Assets.

          7.6 No Market Impairment. There shall not have occurred a substantial impairment of the financial markets generally, which in the reasonable opinion of Purchaser, has materially and adversely affected the funding of the purchase of the Purchased Assets.

          7.7 Terms of Transactions. The terms, conditions and structure of all aspects of the Sale and of the sale by Rockwell to Seller of the stock and assets of RGS shall be as in effect as of August 8, 1996, or, if amended, supplemented or otherwise modified, as are reasonably satisfactory to Purchaser and its counsel.

          7.8 Delivery of Documents. Seller and Rockwell shall have executed and delivered, or caused to be executed and delivered, to Purchaser this Agreement, the Rockwell Agreement, the Service and Remarketing Agreement, the Seller Principal Guaranty, the Seller Interest Guaranty, the Seller Hersant Guaranty, the Seller Principal Letter of Credit, the

Seller Interest Letter of Credit, the Rockwell Guaranty, an agreement between Purchaser and Seller as to employment of mutually acceptable personnel with respect to the administration of the Purchased Assets, and the other documents, instruments and agreements contemplated hereby, each in form and substance reasonably acceptable to Purchaser.

          7.9 Opinion of Counsel. Purchaser shall have received an opinion of Seller's counsel, dated the date of the Closing substantially in the form of
Exhibit 7.9.

          7.10 Consents. All government and third party consents, filings, and/or approvals necessary or advisable for the transactions contemplated hereby shall have been received.

          7.11 Litigation. There shall be no pending litigation, proceeding, inquiry or other action which would be reasonably likely to result in an injunction or other restraining order, material damages or other relief with respect to the transactions contemplated hereby.

          7.12 Due Diligence Investigation. Purchaser shall have completed its verification of the existence of substantially all of the Purchased Equipment securing the Purchased Loans and shall have been provided access, on the same basis provided up to August 7, 1996, to all books, records and other information respecting the Purchased Assets as the Purchaser deems necessary, including any books, records and other information which is the subject of confidentiality agreements.

          7.13 Service and Remarketing Agreement. Seller and Purchaser shall enter into an agreement (the "Service and Remarketing Agreement") providing for warranty, maintenance and repair services and remarketing assistance with respect to the Purchased Equipment securing the Purchased Loans and indemnifying Purchaser against damages and claims arising from the use, operation or ownership of the Equipment by the end-users thereof, or arising from the mere nominal ownership of the Purchased Equipment by Purchaser, all on terms reasonably acceptable to Purchaser and Seller.

          7.14 Seller Hersant Guaranty. Seller shall have executed and delivered to Purchaser a guaranty (the "Seller Hersant Guaranty") respecting the Purchased Loans the obligors with respect to which are any of the Hersant Affiliates (the "Hersant Loans") substantially identical in form and substance to Exhibit 7.14.

          7.15 Seller Principal Guaranty. Purchaser shall have received a guaranty (the "Seller Principal Guaranty") executed and delivered by Seller guaranteeing a portion of the principal balance of the Purchased Loans the obligor with respect to which is Sunny Industries, Inc. ("Sunny") (the "Sunny Loans") substantially identical in form and substance to Exhibit 7.15.

          7.16 Seller Principal Letter of Credit. Purchaser shall have received a letter of credit (the "Seller Principal Letter of Credit") for the account of Seller and for the benefit of Purchaser, securing the Seller Principal Guaranty, issued by a bank reasonably satisfactory to Purchaser and in form and substance reasonably satisfactory to Purchaser.

          7.17 Seller Interest Guaranty. Purchaser shall have received a guaranty (the "Seller Interest Guaranty") executed and delivered by Seller guaranteeing the payment of interest, accrued after the Closing, on the Sunny Loans (the "Sunny Interest") and one half (1/2) of the interest, accrued after the Closing on the NYDN Loans (the "NYDN Interest") substantially identical in form and substance to Exhibit 7.17.

          7.18 Seller Interest Letter of Credit. Purchaser shall have received a letter of credit (the "Seller Interest Letter of Credit") issued for the account of Seller and for the benefit of Purchaser, in an amount mutually acceptable to Seller and Purchaser, issued by a bank reasonably satisfactory to Purchaser and otherwise in form and substance reasonably satisfactory to Purchaser, securing the obligations of Seller under the Seller Interest Guaranty with respect to and to the extent of the NYDN Interest.

          7.19 Rockwell Guaranty. Rockwell shall have executed and delivered to Purchaser a guaranty (the "Rockwell Guaranty") of one-half (1/2) of the regularly scheduled unpaid interest on the NYDN Loan which both accrued and is payable to Purchaser during the period commencing on the Closing and ending on the NYDN Termination Date substantially identical in form and substance to
Exhibit 7.19.

          7.20 Payment of Fees and Expenses. Purchaser shall have received payment in full of all fees and reimbursable expenses payable to Purchaser by the Seller on or prior to the Closing.

          7.21 Consummation of Acquisition of RGS. The acquisition by Seller of the stock and/or assets of RGS shall have been consummated or shall be consummated on a substantially contemporaneous basis.

     8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER. The obligation of Seller to sell to Purchaser the Purchased Assets is subject to the fulfillment of each of the following conditions at or prior to the Closing:

          8.1 Representations and Warranties. All representations and all warranties of Purchaser herein or in any document executed and delivered in connection herewith shall be accurate and correct in all material respects on and as of the Closing with the same force and effect as though all such representations and warranties had been made on and as of such date, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date, which need be true and correct only as of such date, and (ii) for the effect of any activities or transactions which are contemplated by this Agreement.

          8.2 Covenants. All covenants and all other obligations required by this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

          8.3 Litigation. There shall be no pending litigation, proceeding, inquiry or other action which would be reasonably likely to result in an injunction or other restraining order, material damages or other relief with respect to the transactions contemplated hereby.

          8.4 Consents. All government and third party consents, filings, and/or approvals necessary or advisable for the transactions contemplated hereby shall have been received.

          8.5 Consummation of Acquisition of RGS. The acquisition by Seller of the stock and/or assets of RGS shall have been consummated or shall be consummated on a substantially contemporaneous basis.

     9. CLOSING.

          9.1 Closing; Closing Date. The Closing shall take place contemporaneously with and at the location of the closing of the acquisition by Seller of the stock and/or assets of RGS or on such other date, at such other time and at such other place as Seller and Purchaser may agree.

          9.2 Deliveries by Seller at Closing. At the Closing, Seller and RGS will deliver to Purchaser:

               (a) Bill of Sale. A Bill of Sale duly executed by Seller substantially in the form of Exhibit 9.2(a).

               (b) Other Transfer Documents. Such other documents and instruments, including, without limitation, Uniform Commercial Code Financing Statement Assignments executed by Seller and RGS respecting the collateral security for the Purchased Loans, assignments, and endorsements, all in form and in substance reasonably satisfactory to Purchaser, and all as may be reasonably requested by Purchaser to vest in Purchaser good and marketable title to the Purchased Assets.

               (c) Records. All Records with respect to the Purchased Assets, delivered to the offices of Purchaser and/or to designee(s) of Purchaser, together with a report, current as of the Closing, respecting all Non-Performing Purchased Loans; provided that such condition as to delivery of the Records may be satisfied by Seller if: (i) it causes to be so delivered to Purchaser the executed originals of such of the Records as constitute chattel paper and the originals of the UCC filings, other lien filings, guaranties and similar instruments material to the value or enforcement of the subject Purchased Loans; (ii) all of the remaining Records are delivered to Purchaser within five (5) business days following the Closing; and (iii) Rockwell shall have agreed in writing to provide Purchaser with reasonable access during such five (5) business day period to the premises at which are located such remaining Records.


               (d) Letter Directing Rockwell. A letter of direction, acknowledged and agreed to by Rockwell, directing Rockwell to cooperate with Purchaser in the same manner Seller undertakes to cooperate with Purchaser subsequent to the Closing pursuant to Sections 10.1 - 10.3 hereof.

               (e) Notices to Debtors. A notice of assignment, executed by Goss (as the successor to RGS) and Rockwell jointly, notifying each debtor of the assignment of its Purchased Loan to Purchaser. Such notice shall be in the form of Exhibit 9.2(e).

               (f) Other Required Documents. All other documents, instruments and agreements required to be delivered by Seller to Purchaser hereunder.

          9.3 Purchaser's Deliveries at Closing. At the Closing, Purchaser shall deliver to Seller:

               (a) Payment. The payment required by Section 2.2 in immediately available funds by wire transfer to an account specified by Seller.

               (b) Other Required Documents. All documents, instruments and agreements required to be delivered by Purchaser to Seller hereunder.

     10. ADDITIONAL COMMITMENTS.

          10.1 General. At any time and from time to time after the Closing, Seller shall execute and deliver such other documents and take such action as Purchaser may reasonably request to more effectively transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Purchased Assets, to put Purchaser in actual possession and control thereof and to assist Purchaser in exercising all rights with respect thereto. Seller shall refer all inquiries relating to the Purchased Assets to Purchaser.

          10.2 Payments Received by Seller. To the extent that, after the date of Closing, Seller receives any payment with respect to any Purchased Loan, such payment shall be held in trust for Purchaser, shall be kept separate from any other funds, and such payment shall be delivered to Purchaser in the form received duly endorsed to Purchaser.

          10.3 Communications Received by Seller To the extent that, after the date of Closing, Seller receives correspondence or other communication with respect to any Purchased Loan, it shall be promptly forwarded to Purchaser.

          10.4 Excise, Use and Sales Taxes. Seller shall pay all excise, use and sales taxes payable with respect to the sale of the Purchased Assets to Purchaser, which taxes shall be paid, collected, reported and remitted in accordance with applicable law.

     11. INDEMNIFICATION.

          11.1 Survival of Representations and Warranties. Each representation, warranty and covenant made by Purchaser or Seller shall survive the Closing and continue in full force and effect thereafter for a period of eighteen (18) months.

          11.2 Indemnification of Purchaser by Seller. Seller shall indemnify and hold harmless Purchaser, its affiliates, successors and assigns (each an "Indemnified Party") from and against all losses, claims, damages, costs, obligations and Liabilities, including Liabilities for all reasonable attorneys' fees and expenses (including attorney and expert fees and expenses incurred to enforce the terms of this Agreement) (collectively, "Damages") suffered, directly or indirectly, by any Indemnified Party:

               (a) by reason of, or arising out of, any breach of any representation or warranty made by Seller in or pursuant to this Agreement or the Service and Remarketing Agreement, or any failure by Seller to perform or fulfill any of its covenants or agreements set forth herein or therein; or

               (b) a rising out of or relating to the Purchased Assets and arising from events occurring prior to the Closing, and arising in connection with the Commitment Letter, this Agreement, or any other transaction contemplated hereby except for any such Damages caused by the gross negligence or willful misconduct of such Indemnified Party; provided, that the foregoing items as covered by this subsection (b) shall not include any Damages covered by subsection (a) or any decline in value of the Purchased Assets due to changes in applicable laws or regulations, changes in GAAP or interpretations thereof or changes in economic conditions generally including changes in market rates of interest, and shall not include any losses arising from the failure of an obligor to make payment under a Purchased Loan due primarily to the financial condition and creditworthiness of such obligor.

Seller shall have no indemnification liability for the first Eight Hundred Thousand Dollars ($800,000), in the aggregate, of Damages actually incurred by Purchaser with respect to any claims pursuant to this Section 11.2, and such Damages shall be the sole liability of Purchaser. At such time as the aggregate amount of Damages actually incurred by Purchaser with respect to any claims pursuant to this Section 11.2 exceeds in the aggregate Eight

Hundred Thousand Dollars ($800,000), then the full amount of such excess shall be Seller's indemnification liability. Notwithstanding any other provisions of this Agreement to the contrary, in no event shall Damages include a party's consequential or incidental damages in excess of Twenty Five Million Dollars ($25,000,000).

          11.3 Matters Involving Third Parties.

               (a) Notice of Third Party Claim. If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against Seller ("Indemnifying Party") under this Section 11 then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that a delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party of its obligation hereunder unless, and then solely to the extent, the Indemnifying Party is thereby prejudiced.

               (b) Defense of Third Party Claim. Any Indemnifying Party will have the right to assume the defense of any claim or any litigation resulting from a Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party.

               (c) Limitations on Defense. So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 11.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (ii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

               (d) Other Procedures. In the event that the Indemnified Party shall in good faith determine that (i) the Indemnified Party may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of the Third Party Claim, or (ii) settlement of, or an adverse judgment with respect to, the Third Party Claim is likely to establish a precedent or practice materially adverse to the continuing business interests of the Indemnified Party, then the Indemnified Party shall have the right to take over and assume control of the defense, settlement, negotiations or litigation relating to any such Third Party Claim, at the sole cost of the Indemnifying Party, and if the Indemnified Party does so take over and assume control, the Indemnified Party may settle such Third Party Claim with the consent of the Indemnifying Party if such settlement would require the payment of Damages by the Indemnifying Party, which consent shall not be unreasonably withheld. In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such Third Party Claim, and shall be entitled to settle or agree to pay in full such Third Party Claim, and the Indemnifying Party shall remain responsible for all Damages and costs of defense and shall reimburse the Indemnified Party therefor promptly and periodically. In any event, the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim or litigation subject to this Section 11 and the records of each shall be available to the other with respect to such defense.

          11.4 Indemnification Sole Remedy. The foregoing indemnification provisions shall be deemed to be the exclusive remedy of the Indemnified Party in connection with or arising from any failure by the Indemnifying Party to perform any of its covenants or obligations in this Agreement or in the agreements related hereto or any breach by the Indemnifying Party of any representation or warranty or the inaccuracy of any representation or warranty of the Indemnifying Party contained in this Agreement.

          11.5 Certain Limitations. The amount of any Damages or other liability for which indemnification is provided under this Agreement shall be net of any amounts recovered or, upon the exercise of reasonable best efforts, recoverable by the Indemnified Party from third parties (including, without limitation, amounts recovered or recoverable under insurance policies) with respect to such Damages or other liability. Each Indemnified Party shall use its reasonable best efforts to pursue promptly any claims or rights it may have against all third parties which would reduce the amount of damages or other liability for which indemnification is provided under this Agreement.

     12. GENERAL PROVISIONS.

          12.1 Notices. Except as otherwise provided herein, all notices and correspondences hereunder shall be in writing and sent by certified or registered mail, return receipt requested, or by overnight delivery service, with all charges prepaid, to the addresses set forth below, or by facsimile transmission, promptly confirmed in writing sent by first class mail, to the telefacsimile numbers set forth below. All such notices and correspondence shall be deemed given (i) if sent by certified or registered mail, three business days after being postmarked, (ii) if sent by overnight delivery service, when received at the above stated addresses or when delivery is refused and (iii) if sent by telex or facsimile transmission, when receipt of such transmission is acknowledged. Any party may specify such other address or telefacsimile number by notice to all other parties given as provided in this Section 10.1.

             If to Purchaser:

             BT Commercial Corporation
             300 S. Grand Avenue, 41st Floor
             Los Angeles, CA 90071
             Attn: Mr. Thomas Ventling
             Fax:  (213) 620-8394
                   with a copy to:

             Buchalter, Nemer, Fields & Younger
             601 S. Figueroa Street, 24th Floor
             Los Angeles, CA 90071
             Attn: Matthew Kavanaugh, Esq.
             Fax:  (213) 896-0400

             If to Seller:

             Goss Graphic Systems, Inc.
             c/o Stonington Partners, Inc.
             767 Fifth Avenue, 48th Floor
             New York, NY 10153
             Attn: Mr. Alexis P. Michas
             Fax:  (212) 339-8585

                   with a copy to:

             Wachtell, Lipton, Rosen & Katz
             51 West 52nd Street
             New York, NY 10019
             Attn: Andrew R. Brownstein, Esq.
             Fax:  (212) 403-2000

          12.2 Integration: Amendment. This Agreement and the other documents and agreements referred to herein constitute the entire agreement of Purchaser and Seller with respect to the subject matter hereof. This Agreement may not be modified, amended or terminated except by a written agreement specifically referring to this Agreement signed by Purchaser and Seller.

          12.3 Waiver. No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

          12.4 Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of each party and its permitted successors and assigns. Seller may not assign this Agreement or any of its rights hereunder without the prior written consent of Purchaser, which consent may be withheld for any reason. Purchaser may assign all or a portion of its rights hereunder and under the associated agreements and instruments to purchase and/or own any of the Purchased Assets to an affiliate, a special purpose entity formed for the purpose of acquiring the Purchased Assets, in connection with a securitization of the Purchased Assets or otherwise, or to any other designee, and Purchaser may act as agent in forming a syndicate to join with Purchaser in purchasing the Purchased Assets or to invest in ownership of the Purchased Assets after the Closing. Purchaser has assigned its rights to purchase certain of the Purchased Assets relating to Purchased Equipment located in Canada to Purchaser's affiliate, BT Bank of Canada, and Purchaser has assigned its rights to purchase certain of the Purchased Assets relating to Purchased Equipment located in Australia to Purchaser's affiliate, Bankers Trust Australia Limited, and a portion of the Purchase Price has been allocated to the purchase of such Purchased Assets and will be paid by such assignees, all as more fully set forth in the Bill of Sale. Other than any such assignees or designees of Purchaser, there are no intended third party beneficiaries of this Agreement and this Agreement does not confer any right or any remedy on any person other than Purchaser and Seller.

          12.5 Headings. The section headings and the Table of Contents are for convenience only and shall not affect the meaning or construction of any provision of this Agreement.

          12.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed one original.

          12.7 Public Announcements. Except as required by law or upon order of any governmental authority, neither Purchaser nor Seller shall, without the prior written consent of the other, make any public announcement with respect to the subject matter of this Agreement and the transactions contemplated hereby other than a standard tombstone-style announcement. The parties agree to consult with each other prior to any other public announcement.

          12.8 Governing Law. The validity, interpretation and enforcement of this Agreement and any dispute arising out of or in connection with this Agreement, whether sounding in contract, tort, equity or otherwise, shall be governed by the internal laws (as opposed to the conflicts of laws provisions) and decisions of the State of California.

          12.9 SUBMISSION TO JURISDICTION. ALL DISPUTES AMONG THE PARTIES HERETO, WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED ONLY BY STATE AND FEDERAL COURTS LOCATED IN LOS ANGELES, CALIFORNIA, AND THE COURTS TO WHICH AN APPEAL THEREFROM MAY BE TAKEN.

          12.10 JURY TRIAL. THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY. INSTEAD, ANY DISPUTES WILL BE RESOLVED IN A BENCH TRIAL.

          12.11 Delays. No delay or omission of a party hereto to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof.

          12.12 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be duly executed and delivered as of the date first above written.


                                     BT COMMERCIAL CORPORATION

                                     By:________________________________________

                                        Title:__________________________________


                                     GOSS GRAPHIC SYSTEMS, INC.

                                     By:________________________________________

                                        Title:__________________________________